March 2012 Free Writing Prospectus Registration Statement No. 333-158385 Dated March 12, 2012 Filed pursuant to Rule 433

Structured Investments

Opportunities in International Equities

Buffered PLUS Based on the Value of the iShares® MSCI EAFE Index Fund due April 3, 2014

Buffered Performance Leveraged Upside SecuritiesSM (“Buffered PLUS”)

Buffered PLUS are senior unsecured debt securities of HSBC USA Inc. (“HSBC”), will pay no interest, provide a minimum payment of only 10% of principal at maturity and have the terms described in the accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus, as supplemented or modified by this free writing prospectus. All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these Buffered PLUS. All references to “Reference Asset” in the prospectus supplement, product supplement and underlying supplement no. 4 shall refer to the “underlying shares” herein. At maturity, if the price of the underlying shares has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying shares, subject to the maximum payment at maturity. At maturity, if the price of the underlying shares has depreciated, and (i) if the closing price of the underlying shares has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par or (ii) if the closing price of the underlying shares has declined by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount, subject to a minimum payment at maturity. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. All payments on the Buffered PLUS are subject to the credit risk of HSBC.

INDICATIVE TERMS
Issuer:	HSBC USA Inc.
Maturity date:	April 3, 2014, subject to adjustment as described in the accompanying underlying supplement no. 4
Underlying shares:	Shares of the iShares® MSCI EAFE Index Fund
Aggregate principal amount:
Payment at maturity:	For each $10 stated principal amount of Buffered PLUS:
	•	If the final share price is greater than the initial share price: $10 + the leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.
	•	If the final share price is less than or equal to the initial share price but has decreased from the initial share price by an amount less than or equal to the buffer amount of 10%: $10
•

If the final share price is less than the initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 10%:

($10 x the share performance factor) + $1.00

This amount will be less than the stated principal amount of $10. However, under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered PLUS at maturity subject to the credit risk of HSBC.

Leveraged upside payment:	$10 x leverage factor x share percent increase
Leverage factor:	200%
Share percent increase:	(final share price – initial share price) / initial share price
Initial share price:	The closing price of one underlying share on the pricing date as determined by the calculation agent
Final share price:	The closing price of one underlying share on the valuation date as determined by the calculation agent, and as adjusted by the calculation agent as described under “Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 4.
Valuation date:	March 31, 2014, subject to adjustment as described in the accompanying underlying supplement no. 4
Buffer amount:	10%
Minimum payment at maturity:	$1.00 per Buffered PLUS (10% of the stated principal amount)
Share performance factor:	final share price / initial share price
Maximum payment at maturity:	$13.10 to $13.50 per Buffered PLUS (131% to 135% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Stated principal amount:	$10 per Buffered PLUS
Issue price:	$10 per Buffered PLUS (see “Commissions and Issue Price” below)
Pricing date:	March 29, 2012
Original issue date:	April 3, 2012 (3 business days after the pricing date)
CUSIP:	40433K264
ISIN:	[●]
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Agent:	HSBC Securities (USA) Inc., an affiliate of HSBC. See “Supplemental plan of distribution (conflicts of interest)”.
Commissions and Issue Price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per Buffered PLUS	$10	$0.225	$9.775
Total	$	$	$

(1)	HSBC Securities (USA) Inc., acting as agent for HSBC, will receive a fee of $0.225 per $10 stated principal amount and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.225 for each Buffered PLUS they sell. See “Supplemental plan of distribution (conflicts of interest).”

Investment in the Buffered PLUS involve certain risks. See “Risk Factors” beginning on page 11 of this free writing prospectus, page US4-2 of the underlying supplement no. 4, page PS-4 of the product supplement and page S-3 of the prospectus supplement.

Neither the U.S. Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved the Buffered PLUS, or determined that this free writing prospectus or the accompanying underlying supplement no. 4, product supplement, prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplement no. 4) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement, product supplement and underlying supplement no. 4 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any  dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and underlying supplement no. 4 if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the related underlying supplement no. 4, product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Buffered PLUS Based on the Value of the iShares® MSCI EAFE Index Fund due April 3, 2014

Performance Leveraged Upside SecuritiesSM

The underlying supplement no. 4 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055207/v199610_424b2.htm

The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

The Buffered PLUS are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the stated principal amount invested due to the credit risk of HSBC.

March 2012

Buffered PLUS Based on the Value of the iShares® MSCI EAFE Index Fund due April 3, 2014

Buffered Performance Leveraged Upside SecuritiesSM

investment Overview

Buffered Performance Leveraged Upside Securities

The Buffered PLUS Based on the Value of the iShares® MSCI EAFE Index Fund due April 3, 2014 (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the underlying shares that enhances returns for a certain range of positive performance of the underlying shares

▪	To enhance positive returns and potentially outperform the underlying shares in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the underlying shares as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

▪	To obtain a buffer against a specified level of negative performance in the underlying shares

Maturity:	2 years

Leverage factor:	200%

Maximum payment at maturity:	$13.10 to $13.50 per Buffered PLUS (131% to 135% of the stated principal amount) (to be determined on the pricing date)

Buffer amount:	10%

Minimum payment at maturity:	$1.00 per Buffered PLUS (10% of the stated principal amount)

Coupon:	None

iShares® MSCI EAFE Index Fund Overview

The EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian, and Far Eastern markets, as measured by the MSCI EAFE® Index, which is the Underlying Index of the EFA. As of March 8, 2012, the MSCI EAFE® Index consisted of the following 22 component country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Information as of market close on March 8, 2012:

Bloomberg Ticker Symbol:	EFA

Current Index Value:	$54.53

52 Weeks Ago:	$61.23

52 Week High (on May 2, 2011):	$64.35

52 Week Low (on October 4, 2011):	$45.46

Underlying Index Historical Performance – Daily Closing Values March 9, 2007 to March 8, 2012

March 2012

Buffered PLUS Based on the Value of the iShares® MSCI EAFE Index Fund due April 3, 2014

Buffered Performance Leveraged Upside SecuritiesSM

Key Investment Rationale

The Buffered PLUS offer 200% leveraged upside on the positive performance of the underlying shares, subject to a maximum payment at maturity of $13.10 to $13.50 per Buffered PLUS (131% to 135% of the stated principal amount), and provide a buffer against a decline of 10% in the underlying shares, ensuring a minimum payment of $1.00 per Buffered PLUS at maturity subject to the credit risk of HSBC.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the underlying shares.
Payment Scenario 1	The underlying shares increase in price and, at maturity, the Buffered PLUS redeem for the stated principal amount of $10 plus 200% of the share percent increase, subject to a maximum payment at maturity of $13.10 to $13.50 per Buffered PLUS (131% to 135% of the stated principal amount).
Payment Scenario 2	The underlying shares decline in price by no more than 10% and, at maturity, the Buffered PLUS redeem for the stated principal amount of $10.
Payment Scenario 3	The underlying shares decline in price by more than 10% and, at maturity, the Buffered PLUS redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease of the underlying shares from the initial share price, plus the buffer amount of 10%. (Example: if the underlying shares decrease in price by 20%, the Buffered PLUS will redeem for $9.00, or 90% of the stated principal amount.) The minimum payment at maturity is $1.00 per Buffered PLUS subject to the credit risk of HSBC.

Key Risks

Investment in the Buffered PLUS involves certain risks. See “Risk Factors” beginning on page 11 of this free writing prospectus, page US4-2 of the underlying supplement no. 4, page PS-4 of the product supplement and page S-3 of the prospectus supplement.

In the prospectus supplement, please consider:

▪	Risks Relating to All Note Issuances; and
▪	Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset.

In the product supplement, please consider:

▪	Additional Risks Relating to Notes Linked to the Performance of Exchange-Traded Funds.

In the underlying supplement no. 4, please consider:

▪	Securities Prices Generally are Subject to Political, Economic, Financial and Social Factors that Apply to the Markets in Which They Trade and, to a Lesser Extent, Foreign Markets; and
▪	The Notes are Subject to Currency Exchange Risk.

In this free writing prospectus, please consider:

▪	Buffered PLUS do not pay interest and may result in a loss;
▪	The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity;
▪	The market price will be influenced by many unpredictable factors;
▪	There is limited anti-dilution protection;
▪	An index fund and its share underlying index are different;
▪	The underlying shares are subject to management risk;
▪	Credit risk of HSBC USA Inc.;
▪	Investing in the Buffered PLUS is not equivalent to investing in the underlying shares or the stocks composing the share underlying index;

March 2012

Buffered PLUS Based on the Value of the iShares® MSCI EAFE Index Fund due April 3, 2014

Buffered Performance Leveraged Upside SecuritiesSM

▪	Adjustments to the underlying shares or the share underlying index could adversely affect the value of the Buffered PLUS;
▪	Certain built-in costs are likely to adversely affect the value of the Buffered PLUS prior to maturity;
▪	The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited;
▪	The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the Buffered PLUS;
▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS;
▪	The Buffered PLUS are not insured by any governmental agency of the United States or any other jurisdiction; and
▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain.

March 2012

Buffered PLUS Based on the Value of the iShares® MSCI EAFE Index Fund due April 3, 2014

Buffered Performance Leveraged Upside SecuritiesSM

Fact Sheet

The Buffered PLUS are senior unsecured debt securities of HSBC, will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus, as supplemented or modified by this free writing prospectus. All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these Buffered PLUS. All references to “Reference Asset” in the prospectus supplement, product supplement and underlying supplement no. 4 shall refer to the “underlying shares” herein. At maturity, an investor will receive for each stated principal amount of Buffered PLUS that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the price of the underlying shares on the valuation date. Under no circumstances will the payment at maturity on the Buffered PLUS be less than $1.00 per Buffered PLUS. All payments on the Buffered PLUS are subject to the credit risk of HSBC.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
March 29, 2012	April 3, 2012 (3 business days after the pricing date)	April 3, 2014, subject to adjustment as described in the accompanying underlying supplement no. 4
Key Terms
Issuer:	HSBC USA Inc.
Underlying shares:	Shares of the iShares® MSCI EAFE Index Fund
Share underlying index:	MSCI EAFE Index
Original issue price:	$10 per Buffered PLUS
Stated principal amount:	$10 per Buffered PLUS
Denominations:	$10 per Buffered PLUS and integral multiples thereof
Interest:	None
Aggregate principal amount
Payment at maturity:	For each $10 stated principal amount of Buffered PLUS:
	•	If the final share price is greater than the initial share price: $10 + leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.
	•	If the final share price is less than or equal to the initial share price but has decreased from the initial share price by an amount less than or equal to the buffer amount of 10%: $10
•

If the final share price is less than the initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 10%:

($10 x the share performance factor) + $1.00

This amount will be less than the stated principal amount of $10. However, under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered PLUS at maturity subject to the credit risk of HSBC.

Leveraged upside payment:	$10 x leverage factor x share percent increase
Leverage factor:	200%
Buffer amount:	10%
Minimum payment at maturity:	$1.00 per Buffered PLUS (10% of the stated principal amount)
Share percent increase:	(final share price – initial share price) / initial share price
Initial share price:	The closing price of one underlying share on the pricing date as determined by the calculation agent
Final share price:	The closing price of one underlying share on the valuation date as determined by the calculation agent, and as adjusted by the calculation agent as described under Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 4.
Valuation date:	March 31, 2014, subject to adjustment as described in the accompanying underlying supplement no. 4
Share performance factor:	final share price / initial share price
Maximum payment at maturity:	$13.10 to $13.50 per Buffered PLUS (131% to 135% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Risk factors:	Please see “Risk Factors” beginning on page 11 of this free writing prospectus, page US4-2 of the underlying supplement no. 4, page PS-4 of the product supplement and page S-3 of the prospectus supplement.

March 2012

Buffered PLUS Based on the Value of the iShares® MSCI EAFE Index Fund due April 3, 2014

Buffered Performance Leveraged Upside SecuritiesSM

General Information
Listing:	The Buffered PLUS will not be listed on any securities exchange.
CUSIP:	40433K264
ISIN:	[●]
Minimum ticketing size:	100 Buffered PLUS
Tax considerations:

There is no direct legal authority as to the proper tax treatment of each Buffered PLUS, and therefore significant aspects of the tax treatment of each Buffered PLUS is uncertain as to both the timing and character of any inclusion in income in respect of each Buffered PLUS. Under one approach, each Buffered PLUS could be treated as a pre-paid forward or other executory contract with respect to the underlying shares. We intend to treat each Buffered PLUS consistent with this approach. Pursuant to the terms of each Buffered PLUS, you agree to treat each Buffered PLUS under this approach for all U.S. federal income tax purposes. Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat each Buffered PLUS as a pre-paid forward or other executory contract with respect to the underlying shares. Pursuant to this approach and subject to the discussion below regarding “constructive ownership transactions,” we do not intend to report any income or gain with respect to each Buffered PLUS prior to maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Buffered PLUS for more than one year at such time for U.S. federal income tax purposes.

Despite the foregoing, U.S. holders (as defined under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”) contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the iShares® MSCI EAFE Index Fund (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in a Buffered PLUS is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of the Buffered PLUS will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder determined as if the U.S. holder had acquired the Underlying Shares on the original issue date of the Buffered PLUS at fair market value and sold them at fair market value on the maturity date (if the Buffered PLUS was held until the maturity date) or on the date of sale or exchange of the Buffered PLUS (if the Buffered PLUS was sold or exchanged prior to the maturity date) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Buffered PLUS (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Buffered PLUS).

Although the matter is not clear, there exists a risk that an investment in a Buffered PLUS will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Buffered PLUS will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each Buffered PLUS will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a Buffered PLUS over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such Buffered PLUS for an amount equal to the “issue price” of the Buffered PLUS and, upon the date of sale, exchange or maturity of the Buffered PLUS, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the Buffered PLUS). Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We will not attempt to ascertain whether any of the entities whose stock is owned by the iShares® MSCI EAFE Index Fund would be treated as a passive foreign investment company (“PFIC”), as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is owned by the iShares® MSCI EAFE Index Fund were so treated, certain adverse U.S. federal income tax consequences might apply to U.S. holders. You should refer to information filed with the SEC and other authorities by the entities whose stock is or owned by the iShares® MSCI EAFE Index Fund and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is owned by the iShares® MSCI EAFE Index Fund is or becomes a PFIC.

In Notice 2008-2, the Internal Revenue Service and the Treasury Department requested comments as to whether the purchaser of certain securities (which may include the Buffered PLUS) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a security or contract should be ordinary or capital , and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the accompanying prospectus supplement) of a Buffered PLUS is required to accrue income in respect of

March 2012

Buffered PLUS Based on the Value of the iShares® MSCI EAFE Index Fund due April 3, 2014

Buffered Performance Leveraged Upside SecuritiesSM

the Buffered PLUS prior to the receipt of payments under the Buffered PLUS or its earlier sale. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a Buffered PLUS as ordinary income (including gain on a sale). Finally, it is possible that a non-U.S. holder (as defined in the accompanying prospectus supplement) of the Buffered PLUS could be subject to U.S. withholding tax in respect of a Buffered PLUS. It is unclear whether any regulations or other guidance would apply to the Buffered PLUS (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Buffered PLUS.

On March 18, 2010, the Hiring Incentives to Restore Employment Act (the “HIRE Act”) was signed into law. Under certain circumstances, the HIRE Act will impose a withholding tax of 30% on payments of U.S. source income on, and the gross proceeds from a disposition of, securities made to certain foreign entities unless various information reporting requirements are satisfied. These rules generally would apply to payments made after December 31, 2012. However, under the HIRE Act, the withholding and reporting requirements generally will not apply to payments made on, or gross proceeds from a disposition of, securities outstanding as of March 18, 2012 (the “Grandfather Date”).

Despite the December 31, 2012 date set forth in the HIRE Act, the Internal Revenue Service has issued preliminary guidance indicating that the withholding tax on U.S. source income will not be imposed with respect to payments made prior to January 1, 2014 and that the withholding tax on gross proceeds from a disposition of securities will not be imposed with respect to payments made prior to January 1, 2015. In addition, the Internal Revenue Service has released proposed regulations that would extend the Grandfather Date to January 1, 2013. These proposed regulations would be effective once finalized. Prospective investors should consult their tax advisors regarding the HIRE Act.

For a further discussion of the U.S. federal income tax consequences related to each Buffered PLUS, see the section “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement.

Trustee:	Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Buffered PLUS will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee. Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.
Paying Agent	Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.
Calculation agent:	HSBC USA Inc., or one of its affiliates.
Supplemental plan of distribution (conflicts of interest):

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Buffered PLUS from HSBC for distribution to Morgan Stanley Smith Barney LLC. HSBC Securities (USA) Inc. will act as agent for the Buffered PLUS and will receive a fee of $0.225 per $10 stated principal amount and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.225 for each Buffered PLUS they sell.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Buffered PLUS, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement. All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

This is a summary of the terms and conditions of the Buffered PLUS. We encourage you to read the accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

March 2012

Buffered PLUS Based on the Value of the iShares® MSCI EAFE Index Fund due April 3, 2014

Buffered Performance Leveraged Upside SecuritiesSM

How Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following assumptions:

Stated principal amount:	$10 per Buffered PLUS

Leverage factor:	200%

Buffer amount:	10%

Hypothetical maximum payment at maturity:	$13.30 per Buffered PLUS (133% of the stated principal amount). The actual maximum payment at maturity will be between $13.10 to $13.50 per Buffered PLUS (131% to 135% of the stated principal amount) and will be determined on the pricing date.

Minimum payment at maturity:	$1.00 per Buffered PLUS

Buffered PLUS Payoff Diagram

How it works

▪	If the final share price is greater than the initial share price, investors would receive the $10 stated principal amount plus 200% of the appreciation of the underlying shares over the term of the Buffered PLUS, subject to the hypothetical maximum payment at maturity of $13.30 per Buffered PLUS. Under the terms of the Buffered PLUS, an investor would realize the hypothetical maximum payment at maturity at a final share price of 116.5% of the initial share price.
▪	If the final share price is less than or equal to the initial share price but has decreased from the initial share price by an amount less than or equal to the buffer amount of 10%, investors would receive the stated principal amount of $10 per Buffered PLUS.
▪	If the final share price is less than the initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 10%, investors would receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the underlying shares from the initial share price, plus the buffer amount of 10%. The minimum payment at maturity is $1.00 per Buffered PLUS.
▪	For example, if the underlying shares depreciate 35%, investors would lose 25% of their principal and receive only $7.50 per Buffered PLUS at maturity, or 75% of the stated principal amount.

March 2012

Buffered PLUS Based on the Value of the iShares® MSCI EAFE Index Fund due April 3, 2014

Buffered Performance Leveraged Upside SecuritiesSM

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of Buffered PLUS that they hold an amount in cash based upon the closing price of the underlying shares on the valuation date, as determined as follows:

If the final share price is greater than the initial share price:

$10    +    leveraged upside payment; subject to the maximum payment at maturity.

If the final share price is less than or equal to the initial share price, but has decreased from the initial share price by an amount less than or equal to the buffer amount of 10%:

the stated principal amount of $10

If the final share price is less than the initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 10%:

($10    ✗    Share Performance Factor) + $1.00

Because the share performance factor will be less than 0.9, the payment at maturity will be less than the stated principal amount under this scenario.

Under no circumstances will the payment at maturity be less than $1.00 per Buffered PLUS.

March 2012

Buffered PLUS Based on the Value of the iShares® MSCI EAFE Index Fund due April 3, 2014

Buffered Performance Leveraged Upside SecuritiesSM

Risk Factors

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on page US4-2 of underlying supplement no. 4. Investing in the Buffered PLUS is not equivalent to investing directly in the underlying shares or any of the stocks composing the share underlying index. You should understand the risks of investing in the Buffered PLUS and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Buffered PLUS in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, product supplement and underlying supplement no. 4, including the explanation of risks relating to the Buffered PLUS described in the following sections:

“— Risks Relating to All Note Issuances” in the prospectus supplement;

“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;

“— Additional Risks Relating to Notes Linked to the Performance of Exchange-Traded Funds” in the product supplement;

“— Securities Prices Generally are Subject to Political, Economic, Financial and Social Factors that Apply to the Markets in Which They Trade and, to a Lesser Extent, Foreign Markets” in underlying supplement no. 4; and

“— The Notes are Subject to Currency Exchange Risk” in underlying supplement no. 4.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

▪	Buffered PLUS do not pay interest and may result in a loss. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest, and provide a minimum payment at maturity of only 10% of the stated principal amount of the Buffered PLUS, subject to the credit risk of HSBC. If the final share price is less than 90% of the initial share price, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the price of the underlying shares, plus $1.00 per Buffered PLUS subject to the credit risk of HSBC.
▪	The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of $13.10 to $13.50 per Buffered PLUS (131% to 135% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date. Although the leverage factor provides 200% exposure to any increase in the final share price over the initial share price, because the payment at maturity will be limited to 131% to 135% of the stated principal amount for the Buffered PLUS, any increase in the final share price over the initial share price by more than 15.50% to 17.50% of the initial share price will not further increase the return on the Buffered PLUS.
▪	The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which HSBC Securities (USA) Inc. may be willing to purchase or sell the Buffered PLUS in the secondary market, including: the value, volatility and dividend yield of the underlying shares, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The price of the underlying shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.
▪	There is limited anti-dilution protection. For certain events affecting the underlying shares, such as stock splits or extraordinary dividends, the calculation agent may make adjustments to the final share price which may affect your payment at maturity. However, the calculation agent is not required to make an adjustment for every corporate action which affects the underlying shares. If an event occurs that does not require the calculation agent to adjust the amount of the shares of the underlying shares, the market price of the Buffered PLUS and the payment at maturity may be materially and adversely affected.

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Buffered Performance Leveraged Upside SecuritiesSM

▪	An index fund and its share underlying index are different. The performance of an index fund may not exactly replicate the performance of its share underlying index, because the index fund will reflect transaction costs and fees that are not included in the calculation of its share underlying index. It is also possible that an index fund may not fully replicate or may in certain circumstances diverge significantly from the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the index fund or due to other circumstances. An index fund may use futures contracts, options, swap agreements, currency forwards and repurchase agreements in seeking performance that corresponds to its share underlying index and in managing cash flows.
▪	The underlying shares are subject to management risk. The underlying shares are not managed according to traditional methods of ‘‘active’’ investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying shares, utilizing a ‘‘passive’’ or indexing investment approach, attempt to approximate the investment performance of the share underlying index by investing in a portfolio of securities that generally replicate the share underlying index. Therefore, unless a specific security is removed from the share underlying index, the underlying shares generally would not sell a security because the security’s issuer was in financial trouble. In addition, the underlying shares are subject to the risk that the investment strategy of the underlying shares’ investment advisor may not produce the intended results.
▪	Credit risk of HSBC USA Inc. The Buffered PLUS are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Buffered PLUS will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Buffered PLUS depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Buffered PLUS and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Buffered PLUS.
▪	Investing in the Buffered PLUS is not equivalent to investing in the underlying shares or the stocks composing the share underlying index. Investing in the Buffered PLUS is not equivalent to investing in the underlying shares, the share underlying index or the stocks that constitute the share underlying index. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying index.
▪	Adjustments to the underlying shares or to the share underlying index could adversely affect the value of the Buffered PLUS. The investment advisor to the iShares® MSCI EAFE Index Fund, BlackRock Fund Advisors (the “Investment Advisor”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the iShares® MSCI EAFE Index Fund. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the Buffered PLUS. Further, MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the share underlying index. MSCI may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index. MSCI may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.
▪	Certain built-in costs are likely to adversely affect the value of the Buffered PLUS prior to maturity. The original issue price of the Buffered PLUS includes the agent’s fees and commissions and the estimated cost of HSBC hedging its obligations under the Buffered PLUS. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Buffered PLUS from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the stated maturity date could result in a substantial loss to you. The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Buffered PLUS to maturity.
▪	The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. HSBC Securities (USA) Inc. may, but is not obligated to, make a market in the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS

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Buffered Performance Leveraged Upside SecuritiesSM

easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to transact. If, at any time, HSBC Securities (USA) Inc. were to cease making a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.
▪	The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the Buffered PLUS. As calculation agent, HSBC or one of its affiliates will determine the initial share price, will determine the final share price and will calculate the amount of cash you receive at maturity. Determinations made by HSBC or one of its affiliates in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final share price in the event of a discontinuance of the share underlying index or a market disruption event, may adversely affect the payout to you at maturity.
▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates expect to carry out hedging activities related to the Buffered PLUS (and possibly to other instruments linked to the underlying shares or the share underlying index), including trading in the underlying shares as well as in other instruments related to the underlying shares. Some of our affiliates also trade the underlying shares and the stocks that constitute the share underlying index and other financial instruments related to the underlying shares and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price and, therefore, could increase the price at which the underlying shares must close before an investor receives a payment at maturity that exceeds the stated principal amount of the Buffered PLUS. Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the value of the underlying shares on the valuation date and, accordingly, the amount of cash an investor will receive at maturity.
▪	The Buffered PLUS are not insured by any governmental agency of the United States or any other jurisdiction. The Buffered PLUS are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Buffered PLUS is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the Buffered PLUS.
▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. For a discussion of certain of the U.S. federal income tax consequences of your investment in a Buffered PLUS, please see the discussion under “Tax Considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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Information about the iShares® MSCI EAFE Index Fund

The EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian, and Far Eastern markets, as measured by the MSCI EAFE® Index, which is the Underlying Index of the EFA. As of March 8, 2012, the MSCI EAFE® Index consisted of the following 22 component country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

For more information about the iShares® MSCI EAFE Index Fund, see “The iShares® MSCI EAFE Index Fund” on page US4-25 of the accompanying underlying supplement no. 4.

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the underlying shares for each quarter in the period from January 1, 2007 through March 8, 2012. The following graph sets forth the historical performance of the iShares® MSCI EAFE Index Fund based on the daily historical closing prices from March 9, 2007 through March 8, 2012. The closing price for the iShares® MSCI EAFE Index Fund on March 8, 2012 was $54.53. We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service. The historical prices of the underlying shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the underlying shares on the valuation date.

iShares® MSCI EAFE Index Fund	High	Low	Period End
2007
First Quarter	$77.18	$70.95	$76.27
Second Quarter	$81.79	$76.05	$80.63
Third Quarter	$85.50	$67.99	$82.56
Fourth Quarter	$86.49	$78.00	$78.50
2008
First Quarter	$79.22	$65.63	$71.90
Second Quarter	$78.76	$68.06	$68.70
Third Quarter	$68.39	$52.36	$56.30
Fourth Quarter	$56.42	$35.53	$44.87
2009
First Quarter	$45.61	$31.56	$37.59
Second Quarter	$49.18	$37.28	$45.81
Third Quarter	$56.31	$43.49	$54.70
Fourth Quarter	$57.66	$52.42	$55.30
2010
First Quarter	$58.00	$49.94	$56.00
Second Quarter	$58.08	$45.86	$46.51
Third Quarter	$55.81	$46.45	$54.92
Fourth Quarter	$59.50	$53.85	$58.23
2011
First Quarter	$61.98	$54.69	$60.09
Second Quarter	$64.35	$56.71	$60.14
Third Quarter	$60.86	$46.09	$47.75
Fourth Quarter	$55.86	$45.46	$49.53
2012
First Quarter (through March 8, 2012)	$55.64	$48.99	$54.53

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Buffered Performance Leveraged Upside SecuritiesSM

Underlying Shares Historical Performance – Daily Closing Prices March 9, 2007 to March 8, 2012

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Buffered Performance Leveraged Upside SecuritiesSM

Where You Can Find More Information

This free writing prospectus relates to an offering of securities linked to the underlying shares identified on the cover page. The purchaser of a Buffered PLUS will acquire a senior unsecured debt security of HSBC USA Inc. linked to the underlying shares. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although the offering of Buffered PLUS relates to the underlying shares identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the underlying shares or any component security included in the underlying shares or as to the suitability of an investment in the Buffered PLUS.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplement no. 4) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement, product supplement and underlying supplement no. 4 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and underlying supplement no. 4 if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and the underlying supplement no. 4 dated October 22, 2010. All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Buffered PLUS. If the terms of the Buffered PLUS offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus, or underlying supplement no. 4, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, on page PS-4 of the product supplement, on page S-3 of the prospectus supplement and on page US4-2 of underlying supplement no. 4, as the Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

You may access these documents on the SEC web site at .www.sec.gov as follows:

•	The underlying supplement no. 4 at:

http://www.sec.gov/Archives/edgar/data/83246/000114420410055207/v199610_424b2.htm

•	The product supplement at:

http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

•	The prospectus supplement at:

http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

•	The prospectus at:

http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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